INVESTNET, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Unaudited)

INVESTNET, INC.

September 30, 2004

Introduction to Unaudited Pro Forma Consolidated Financial Statements

On November 11, 2004, Investnet, Inc., (“Investnet” or the “Company” or the “Seller”), a public company listed for trading on the Over-the-Counter Bulletin Board, and Leading Management Limited (the “Buyer”), entered into an Agreement for Sale of Stock (the “Agreement”), pursuant to which Investnet agreed to sell the Company’s 97.6% ownership interest of its majority owned subsidiary Advance Tech (Asia) Limited (“Advance Tech”), to the Buyer.

The sale of Advance Tech was completed on December 30, 2004 (the “Closing”).  The transaction was completed pursuant to the terms of the Agreement.

In conjunction with the Closing, Buyer agreed to assume and pay, and to hold the Company harmless from liability on the Seller’s obligation to Advance Tech, which previously had been shown on the Company’s balance sheet as an amount due to a related company.   Also, with the transfer of the Company’s ownership interest in Advance Tech to the Buyer, the Buyer and Advance Tech, agreed to jointly and severally indemnify and hold the Company harmless from and against any and all bank loans, mortgages, borrowings, liabilities, obligations, damages, losses, deficiencies, costs, penalties, inter-company debts, interests and expenses (collectively “Liabilities”) existing in or arising out the operations of Advance Tech on or before the date of the Agreement.

In conjunction with the Closing under the Agreement, Advance Tech executed necessary agreements to transfer ownership of its intellectual property rights in certain software products to the Company.  Also in conjunction with Closing under the Agreement, in addition to transfer of the Company’s ownership interest in Advance Tech, Investnet issued 10,000 shares of Series A Preferred Stock to the Buyer.  In all matters coming before the shareholders of the Company for a vote, each holder of Series A Preferred Stock is entitled to 1,460 votes for each share of Series A Preferred Stock standing in his or her name on the books of the Company.  In all other respects, the Series A Preferred Stock has the same rights as the Company’s  issued and outstanding common stock.

The following unaudited pro forma consolidated financial statements of Investnet adjust the historical financial statements of Investnet to give pro forma effect to the sale by Investnet of its 97.6% ownership interest in Advance Tech.

The unaudited pro forma consolidated balance sheet gives effect to the disposition by Investnet of Advance Tech as if the disposition had occurred at September 30, 2004 and the unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2004 and for the year ended December 31, 2003 gives effect to such disposition as if the disposition had occurred on January 1, 2004.

The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the date specified, nor is it intended to project Investnet’s results of operations or financial position for any future period or date.  The information set forth should be read in conjunction with Investnet’s audited consolidated financial statements for the year ended December 31, 2003, included in the Company’s Annual Report on Form 10-KSB, and Investnet’s unaudited financial statements for the nine month period ended September 30, 2004, included in the Company’s quarterly report on Form 10-QSB.

INVESTNET, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2004

(Unaudited)

(Stated in US Dollars)

		Pro Forma		Pro Forma
	Historical	Adjustments		Total

Assets
Current
Cash and cash equivalents	5,810	(3,106)	[a]	2,704
Deposits and other receivables	119,189	(10,856)	[a]	108,333

	124,999			111,037
Capital assets, net	1,289,825	(1,289,825)	[a]	-

	1,414,824			111,037

Liabilities
Current
Accounts payables and other
accrued liabilities	109,183	(66,743)	[a]	42,440
Short-term bank loans	86,803	(86,803)	[a]	-
Due to Advance Tech	-	63,282	[b]	63,282
Due to related parties	240,257	(240,257)	[a]	-

	436,243			105,722
Deferred taxes	33,342	(33,342)	[a]	-

	469,585			105,722

Stockholders’ Equity
Common stock	39,197			39,197
Series A Preferred Stock	-	10	[d]	10
Additional paid-in capital	3,756,891	(663,711)	[a]	3,208,788
		115,618	[c]
		(10)	[d]
Accumulated other comprehensive income	2,214	(2,214)	[a]	-
Accumulated deficit	(2,853,063)	(273,378)	[a]	(3,242,680)
		(116,239)	[c]

	945,239			5,315

	1,414,824			111,037

See accompanying notes to financial statements.

INVESTNET, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004

(Unaudited)

(Stated in US Dollars)

		Pro Forma		Pro Forma
	Historical	Adjustments		Total

Net Revenues
IT services income	257	(257)	[e]	-
Other income	36	(27)	[e]	9

	293			9

Expenses
Administrative expenses	434,478	(390,519)	[e]	43,959
Consulting and marketing fees and expenses	3,157,290	(119,764)	[e]	3,037,526
Depreciation	310,314	(310,314)	[e]	-
Finance costs	7,554	(7,528)	[e]	26
Other operating expenses	1,019	(541)	[e]	478
Selling and distribution costs	193	(193)	[e]	-

	3,910,848			3,081,989

Loss from operations before
other items and taxes	(3,910,555)			(3,081,980)

Other items
Gain on disposal of capital assets	3,555	(3,555)	[e]	-

Loss from operations before taxes	(3,907,000)			(3,081,980)

Current taxes	-			-
Deferred taxes recovery	100,113	(100,113)	[e]	-

Net loss	(3,806,887)			(3,081,980)

Basic and diluted loss per share	(0.10)			(0.08)

Weighted average shares
outstanding – basic and diluted	36,273,141	10,000	[d]	36,283,141

See accompanying notes to financial statements.

INVESTNET, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Stated in US Dollars)

(Unaudited)

Note 1

Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma financial information:

a.

To reflect the balances of Advance Tech.

b.

To restate the balance due to Advance Tech.

c.

To eliminate the results of reverse acquisition by Advance Tech.

d.

To reflect the issue of 10,000 shares of Preferred Stock to the Buyer

e.

To exclude the results of Advance Tech from the Company’s results